Exhibit 10.19.1
CONSENT TO ACTION OF THE
ESOP ADMINISTRATIVE COMMITTEE
OF
APPLETON PAPERS INC.

The undersigned, being all of the members of the ESOP Administrative Committee of Appleton Papers Inc. (the “Committee”), hereby consent to the following actions without a formal meeting of the Committee:

WHEREAS the Board of Directors of Appleton Papers Inc., by resolution dated December 5, 2007, granted the ESOP Administrative Committee the authority to adopt non-material amendments to the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (the “Plan”); and

WHEREAS the Committee desires to amend the Plan.

NOW, THEREFORE, be it resolved that the Committee hereby unanimously adopts the amendments to the Plan effective January 1, 2008, as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned have in one or more counterparts, each of which shall be considered an original, but all of which shall constitute one and the same document, executed this Resolution effective as of the 1st day of January, 2008.

   /s/ Mark R. Richards                                                                       /s/ Thomas J. Ferree
Mark R. Richards                                                                           Thomas J. Ferree

   /s/ Angela M. Tyczkowski
Angela M. Tyczkowski

EXHIBIT A

Amendment 1

Section 1.10 is amended in its entirety to read as follows:

1.10 Code

The term “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.  Reference to a specific section of the Code shall include a reference to any successor provision.

Amendment 2

Section 1.16(a) is amended in its entirety to read as follows:

1.16           Covered Compensation

(a)           The term “Covered Compensation” means, for any Plan Year, the regular wages or salary paid by the Company to a Participant for services during such period, including overtime, bonus, sales bonus, accrued vacation pay and similar pay, and the wages or salary paid by the Company to a Participant on a military leave of absence, but excluding all other special payments, such as severance payments, and determined before any Savings Percentage election made pursuant to Section 2.2 or salary reduction elections under a cafeteria plan under Code Section 125 or a qualified transportation fringe program under Code Section 132(f).

Amendment 3

Section 1.19 is amended in its entirety to read as follows:

1.19           Disability

The term “Disability” means the total and permanent physical or mental incapacity of a Participant to perform the usual duties of his employment with the Company and shall be deemed to have occurred only upon (1) the receipt by the Participant of payments under the Company’s long-term disability program, or (2) the receipt by the Plan Administrator of medical proof of such incapacity that is satisfactory to the Plan Administrator.

Amendment 4

Section 1.23 is amended by adding a new subsection (c) to end thereof to read as follows:

1.23           Employee

(c)           Notwithstanding the foregoing, with respect to Mandatory Profit Sharing Contributions, the term “Employee” shall not include any Bargaining Unit Employee or any non-union hourly employees working in a Company distribution center.

Amendment 5

Section 1.25 is amended in its entirety to read as follows:

1.25 ERISA

The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.  Reference to a specific section of ERISA shall include a reference to any successor provision.

Amendment 6

Section 1.63 is amended in its entirety to read as follows:

1.63           Retirement

The term “Retirement” means the termination of employment of a Participant after such Participant has attained the age of 55 years and has at least ten years of Service.

Amendment 7

Section 1.65 is amended in its entirety to read as follows:

1.65           Rollover Contribution

The term “Rollover Contribution” means all of the amounts contributed by an eligible Employee in accordance with Section 3.6 of the Plan; provided that such amount is an eligible rollover distribution as such term is defined in the Code and applicable regulations.

Amendment 8

Article I is amended by adding the following Sections to the end thereof to read as follows:

1.73 Discretionary Profit Sharing Contribution

The term “Discretionary Profit Sharing Contribution” means any amounts contributed by the Company on behalf of a Participant pursuant to Sections 3.2(a) or (b) and 3.3(c)(4).

1.74 Mandatory Profit Sharing Contribution

The term “Mandatory Profit Sharing Contribution” means any amounts contributed by the Company on behalf of a Participant pursuant to Sections 3.2(c) and 3.3(c)(5).

Amendment 9

Section 3.2 is amended in its entirety to read as follows:

3.2 Profit Sharing Contributions

(a) Subject to the limitations set forth herein, the Company, in its discretion, may determine whether a Discretionary Profit Sharing Contribution shall be made to the Non-ESOP Component of the Plan for a Plan Year, and if so, the amount to be contributed.  Such amounts shall be credited to each eligible Participant’s Profit Sharing Account and shall be subject to the Participant’s investment direction under Section 6.3.

(b) Subject to the limitations set forth herein, the Company, in its discretion, may determine whether a Discretionary Profit Sharing Contribution shall be made to the ESOP Component of the Plan for a Plan Year, and if so, the amount to be contributed.  Such allocated amounts shall be credited to each eligible Participant’s ESOP Profit Sharing Account subject to the limitations and rules governing the ESOP Component of the Plan.

(c) Subject to the limitations set forth herein, the Company shall make a Mandatory Profit Sharing Contribution to the Non-ESOP Component of the Plan for each Plan Year, with the amount of such contribution to be determined pursuant to Section 3.3(c)(5) below.  Such amounts shall be credited to each eligible Participant’s Profit Sharing Account and shall be subject to the Participant’s investment directions under Section 6.3.

Amendment 10

Section 3.3(c) is amended by changing all references to the term “Profit Sharing Contributions” within paragraphs (3) and (4) to the term “Discretionary Profit Sharing Contributions,” by renumbering paragraph (5) as paragraph (6), and by adding the following new paragraph (5) to read as follows:

(5) Allocation of Mandatory Profit Sharing Contributions.  A Mandatory Profit Sharing Contribution, based upon the schedule set forth below, shall be allocated to the Non-ESOP Profit Sharing Account of each Participant who: (A) effective beginning April 1, 2008, has made an affirmative election to cease accruing benefits under the Appleton Papers Inc. Retirement Plan; (B) was ineligible to commence participation in the Appleton Papers Inc. Retirement Plan because of the freezing of the participation provisions of such plan; (C) was ineligible to commence participation in the Appleton Papers Inc. Retirement Plan because such Participant did not qualify as an “Eligible Employee” under such plan; or (D) ceased to accrue benefits under the Appleton Papers Inc. Retirement Plan upon such Participant’s transfer from a Bargaining Unit Employee to a salaried employee or to a non-union hourly employee.  Notwithstanding the foregoing, Participants who do not make the affirmative election referenced in (A) immediately above and who otherwise meet the eligibility criteria set forth herein, shall be eligible for this Mandatory Profit Sharing Contribution beginning with the 2015 Plan Year.  Mandatory Profit Sharing Contributions shall be made on each Pay Date to eligible Participants who are employed on the Pay Date based upon their Covered Compensation for the applicable Pay Period, based upon their age in years on their birthday that occurs during the Plan Year and based upon their Service in whole years on their Service anniversary date that occurs during the Plan Year in accordance with the following schedule:

Age + Service	Mandatory Profit Sharing Contributions
< 35	1% of Covered Compensation
35-49	2% of Covered Compensation
50-64	3% of Covered Compensation
65-79	4% of Covered Compensation
80 or more	5% of Covered Compensation

Notwithstanding the foregoing, a Mandatory Profit Sharing Contribution shall not be made with respect to a Participant who (a) incurs a Disability and/or (b) is an HCE, unless the Committee determines, in its complete discretion, that such application will not cause the Plan in operation to discriminate in favor of HCEs and thereby fail to comply with Section 401(a)(4) of the Code.

Amendment 11

Effective December 24, 2007, Section 6.3(c) is amended in its entirety to read as follows:

6.3           Participants’ Designation of Investment Funds under the Non-ESOP Component

(c)           A Participant who has no designation in effect under Section 6.3 shall be deemed to have allocated his entire Non-ESOP Account to the Investment Fund designated by the Committee for this purpose, which Investment Fund shall satisfy the requirements of Section 404(c)(5) of ERISA and the regulations issued thereunder.

Amendment 12

The first sentence of Section 6.11(a) is hereby amended in its entirety to read as follows:

6.11           Participant Loans

(a)           A Participant who is an Employee (“Borrower”) may apply to the Plan Administrator to borrow from the vested portion of the Borrower’s ESOP and Non-ESOP Accounts (other than the portion of such Accounts attributable to Mandatory Profit Sharing Contributions) in the Fund, and the Plan Administrator may direct the Trustee to permit such a Participant Loan distribution.

Amendment 13

The phrase “50% of the balance in the Plan Component (ESOP or Non-ESOP) from which the Participant Loan is requested.,” in Section 6.11(b) is hereby amended to read as follows:

50% of the balance in the Plan Component (ESOP or Non-ESOP (other than the portion of such Accounts attributable to Mandatory Profit Sharing Contributions)) from which the Participant Loan is requested.

Amendment 14

Section 7.1(a) is amended in its entirety to read as follows:

7.1           Distribution Options for Participants who Retire or Incur a Disability

(a)           Non-ESOP Accounts

A Participant who Retires or becomes Disabled may elect, on a form prescribed by the Plan Administrator, to receive distribution of the portion of his Non-ESOP Accounts in a form that provides for:

(1)           payment in an immediate lump sum;

(2)           payment in a deferred lump sum after Retirement or Disability;

(3)           payment in immediate or deferred monthly, quarterly or annual installments over a fixed period or based upon a fixed payment schedule; or

(4)           payment in intermittent installments.

Amendment 15

Section 7.3(a)(1) is amended in its entirety to read as follows:

7.3           Distribution Options Upon Termination of Employment/Permanent Layoff

(a)           Upon the termination of employment of a Participant for any reason other than Retirement, Disability or death:

(1)           Non-ESOP Accounts

The Participant may elect, on a form prescribed by the Plan Administrator, to receive distribution of the portion of his Non-ESOP Accounts in a form that provides for: (a) payment in an immediate lump sum; (b) payment in an immediate or deferred monthly, quarterly or annual installments over a fixed period or based upon a fixed payment schedule; or (c) payment in intermittent installments.

.

Amendment 16

Section 7.7(b) is amended in its entirety to read as follows:

7.7           Participant’s Right to Consent to Distributions

(b)           For the period commencing on the Date of Severance and ending on the date a Participant attains normal retirement age (determined in the same manner as the determination of whether a Participant has retired), if a Participant’s vested Combined Account balance is $5,000 or less, the Participant will receive a distribution of the value of the entire vested portion of such Combined Account balance and the non-vested portion will be treated as a forfeiture.  For this purpose, if the value of a Participant’s vested Combined Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Combined Account balance immediately upon his Date of Severance.

Amendment 17

Section 7.11 is amended in its entirety to read as follows:

7.11           Withdrawals After Age 59 1/2

Upon reaching age 59 ½, a Participant who is fully vested in his Non-ESOP Accounts may apply to the Administrator for the withdrawal of all or a portion of his Non-ESOP Accounts.  The Administrator shall establish uniform and nondiscriminatory rules and procedures regarding the distribution of benefits pursuant to this Section 7.11.

Amendment 18

The term “ESOP Committee” is hereby replaced with the term “ESOP Administrative Committee” in each place it appears in the Plan.